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                                                                     EXHIBIT 4.1

                           SIXTH AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

         THIS SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement") is made as of the 14th day of January, 2000, by and among Wireless, Inc., a California corporation (the "Company"), and the investors listed on the signature pages hereto (each of which is herein referred to as a "Holder"), as amended to include additional investors' pursuant to the Series F Purchase Agreement (as defined below).

         WHEREAS, certain of the investors (the "Existing Investors") have heretofore possessed registration rights, information rights and other rights pursuant to that certain Fifth Amended and Restated Investor Rights Agreement dated as of September 30, 1999 (the "Prior Agreement");

         WHEREAS, certain of the investors (the "New Investors") are purchasing from the Company, and the Company is selling to the New Investors, shares of the Company's Series F Preferred Stock pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement dated as of January 14, 2000 (the "Series F Purchase Agreement");

         WHEREAS, in order to induce the New Investors to invest funds in the Company pursuant to the Series F Purchase Agreement, the parties have agreed to enter into this Agreement;

         WHEREAS, Section 9.3 of the Prior Agreement provides that the Prior Agreement may be amended IF the Company and the holders of sixty-six percent (66%) of the "Registrable Securities" and at least 51% of the "New Investor Securities" (as defined in the Prior Agreement) consent in writing to the proposed amendment and that any amendment effected in accordance with such procedure is binding upon EACH Holder of "Registrable Securities" and the Company.

         WHEREAS, certain of the Existing Investors are holders of at least 66% of the "Registrable Securities" and 51% of the "New Investor Securities" of the Company (as defined in the Prior Agreement), and desire to terminate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement;

         NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    SECTION 1

                  RESTRICTION ON TRANSFERABILITY OF SECURITIES;
                               REGISTRATION RIGHTS

         1.1 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

             (a) "AFFILIATE" shall mean, with respect to any Investor, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such
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Investor (or other specified Person) and shall include (a) any Person who is a director or beneficial holder of at least 10% of the then outstanding capital stock (or other shares of beneficial interest) of such Investor (or other specified Person) and Family Members of any such Person, (b) any Person of which such Investor (or other specified Person) or an Affiliate (as defined in clause
(a) above) of such Investor (or other specified Person) directly or indirectly, either beneficially owns at least 10% of the then outstanding capital stock (or other shares of beneficial interest) or constitutes at least a 10% equity participant, (c) any Person of which an Affiliate (as defined in clause (a) above) of such Investor is a partner, director, officer or executive employee, and (d) in the case of a specified Person who is an individual, Family Members of such Person.

             (b) "AMT CONVERTIBLE NOTE" shall mean that certain Convertible Promissory Note, dated August 17, 1999, in the principal amount of $1,000,000 by and between the Company and AMT Capital, Ltd., a Texas limited partnership.

             (c) "CLOSING" shall mean the Closing of the purchase of Series F Preferred Stock as defined in the Series F Purchase Agreement.

             (d) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

             (e) "COMMON SHARES" shall mean (a) shares of Common Stock issued or issuable to the Investors, including upon conversion of any preferred stock and the exercise of any warrant, (b) any shares of Common Stock into which such shares of Common Stock have been converted, (c) any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company and (d) any shares of capital stock issued with respect to the foregoing pursuant to a stock dividend or stock split; provided that no Common Shares which have been sold pursuant to a Public Sale shall be considered to be outstanding Common Shares hereunder.

             (f) "COMMON STOCK" shall mean (a) the Company's common stock, and
(b) any shares of any other class of capital stock of the Company hereafter issued which is (i) not preferred as to dividends or assets over any class of stock of the Company, (ii) not subject to redemption pursuant to the terms thereof, or (iii) issued to the holders of shares of Common Stock upon any reclassification thereof.

             (g) "CROSSROADS INVESTOR" shall mean Crossroads II, Crossroads III, Crossroads Venture Investors VII, L.P., a California limited partnership, Crossroads Venture Capital LLC, a Delaware limited liability company, and William E. Gibson.

             (h) "CROSSROADS PARTIES" shall mean Crossroads Venture Investors II, L.P., a California limited partnership ("Crossroads II"), Crossroads Venture Investors III, L.P., a California limited partnership ("Crossroads III"), and each of the individual investors in such entities, including, without limitation, William E. Gibson and Charles C. Pai.

             (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.


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             (j) "EXISTING INVESTOR SECURITIES" shall mean (a) the Series A,
Series B, Series C Series D and Series E Preferred Stock of the Company, (b) the Common Shares issued to Existing Investors, (c) all other Securities purchased by or issued from time to time to Existing Investors and (d) all shares of the Company's capital stock issued with respect to such Securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. Existing Investor Securities will continue to be Existing Investor Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Existing Investor Securities hereunder, provided that shares of Existing Investor Securities will cease to be Existing Investor Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to New Investors.

             (k) "EXISTING INVESTOR SHAREHOLDER" shall mean each Existing Investor as defined on page 1 hereto for so long as such Existing Investor Shareholder holds Existing Investor Securities and any other Person who holds Existing Investor Securities for so long as such Person holds any Existing Investor Securities.

             (l) "FAMILY MEMBERS" shall mean, as applied to any individual, any parent, spouse, child, grandchildren, spouse of a child, and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

             (m) "FAMILY TRANSFEREE" shall mean any Family Member of a Shareholder (i) to whom such Shareholder has transferred shares of Common Stock pursuant to Section 3.1 and (ii) who has executed an Instrument of Accession.

             (n) "HOLDER" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 1.11 hereof.

             (o) "INSTRUMENT OF ACCESSION" shall mean an Instrument of Accession in the form of Schedule 1 hereto.

             (p) "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities. For purposes of such calculation, holders of Preferred Shares shall be considered to hold the shares of Common Stock then issuable upon conversion of such Preferred Shares and holders of Warrants shall be considered to hold the shares of Warrant Stock then issuable upon the exercise of such Warrants.

             (q) "INVESTOR" shall mean an Existing Investor or a New Investor for so long as such Existing Investor or New Investor holds Existing Investor or New Investor Securities and any other Person to whom such Investor transfers Existing Investor or New Investor Securities for so long as such Person holds such Securities.

             (r) "MAJORITY HOLDERS" shall mean the holder or holders at the relevant time of determination (excluding the Company) of 51% or more of the Common Shares.


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             (s) "MATERIAL INVESTORS" shall mean the investors listed on the signature pages hereto who hold at least 300,000 shares of Registrable
Securities.

             (t) "NEW INVESTOR SECURITIES" shall mean (a) the Series F Preferred Stock of the Company, (b) the Common Shares issued to the New Investors, (c) all other Securities purchased by or issued from time to time to the New Investors and (d) all shares of the Company's capital stock issued with respect to such Securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. New Investor Securities will continue to be New Investor Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of New Investor Securities hereunder, provided that shares of New Investor Securities will cease to be New Investor Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to Existing Investors.

             (u) "NEW INVESTOR SHAREHOLDER" shall mean each New Investor for so long as such New Investor holds New Investor Securities and any other Person who holds New Investor Securities for so long as such Person holds any New Investor Securities.

             (v) "NON-TRANSFERRING SHAREHOLDER". See Section 3.2.

             (w) "OFFER NOTICE". See Section 3.2.

             (x) "PERSON" shall mean an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

             (y) "PERSONAL REPRESENTATIVE" shall mean the successor or legal representative (including without limitation, a guardian, executor, administrator or conservator) of a dead or incompetent Shareholder.

             (z) "PREFERRED SHARES" shall mean the Company's Series A, Series B, Series C, Series D, Series E, Series E-1 and Series F Preferred Stock.

             (aa) "PUBLIC SALE" shall mean any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act of 1933, as amended, or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act of 1933, as amended.

             (bb) "QUALIFIED IPO" shall mean a firm commitment underwritten public offering of Common Stock at a price per share exceeding $7.50 pursuant to an effective registration statement under the Securities Act resulting in at least $25,000,000 in gross proceeds.

             (cc) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock
(ii) shares of Common Stock issued or issuable pursuant to the conversion of the Preferred Shares and the exercise of the Warrants and (iii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the Common Stock or


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Preferred Shares referenced in (i) and (ii) above, provided, however, that Registrable Securities shall not include any shares of Common Stock that have been sold in a Public Sale.

             (dd) The Terms "REGISTER," "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

             (ee) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, accounting fees, expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders.

             (ff) "RESTRICTED SECURITIES" shall mean Restricted Securities as such term is defined under Rule 144.

             (gg) "RESTRUCTURING DATE" shall mean the effective date of the Restructuring and Release Agreement, dated as of June 4, 1998, between the Company, Wi-LAN, Crossroads Venture Investors II, L.P., and Crossroads Venture Investors III, L.P.

             (hh) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

             (ii) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

             (jj) "SECURITIES" shall mean all outstanding shares of the Company's capital stock or rights to purchase the Company's capital stock which have not been sold in a Public Sale, including, without limitation, the Existing Investor Securities and the New Investor Securities.

             (kk) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such Act.

             (ll) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel of any Holder (other than the fees and disbursements of counsel as provided in Section 1.4).

             (mm) "SERIES E INVESTORS" shall mean the certain investors who purchased from the Company shares of the Company's Series E Preferred stock and Warrants pursuant to the terms and conditions set forth in that certain Securities Purchase Agreement dated as of September 30, 1999 (the "Series E Purchase Agreement").


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

             (nn) "SERIES E INVESTOR SECURITIES" shall mean (a) the Series E Preferred Stock of the Company, (b) the Common Shares issued to the Series E Investor Shareholders, (c) all other Securities purchased by or issued from time to time to the Series E Investor Shareholders and (d) all shares of the Company's capital stock issued with respect to such Securities by way of stock dividend or stock split or in connection with any merger, consolidation, recapitalization or other reorganization affecting the Company's capital stock. Series E Investor Securities will continue to be Series E Investor Securities in the hands of any holder and each transferee thereof will succeed to the rights and obligations of a holder of Series E Investor Securities hereunder, provided that shares of Series E Investor Securities will cease to be Series E Investor Securities when transferred (i) to the Company, (ii) pursuant to a Public Sale or (iii) to Existing Investors.

             (oo) "SERIES E INVESTOR SHAREHOLDER" shall mean the Series E Investors for so long as they holds Series E Investor Securities.

             (pp) "SHAREHOLDER ELECTION PERIOD". See Section 3.2.

             (qq) "SUBSIDIARY" shall mean any corporation, association, trust, or other business entity, of which the designated parent shall at any time own or control directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding shares of capital stock (or other shares of beneficial interest) entitled ordinarily to vote for the election of such business entity's directors (or in the case of a business entity that is not a corporation, for those Persons exercising functions similar to directors of a corporation).

             (rr) "THIRD PARTY SALE" shall mean a bona fide sale by any Existing Investor Shareholder of Securities to a third party that is not an Affiliate of the selling Existing Investor Shareholder or the Company, pursuant to a transaction that is not a Public Sale.

             (ss) "TRANSFER". See Section 3.1.

             (tt) "TRANSFERRING SHAREHOLDER". See Section 3.2.

             (uu) "WARRANTS" shall mean the warrants of the Company issued to the Series E Investors pursuant to Section 2.1 of the Series E Purchase Agreement and any other warrants transferred to any other holders pursuant to
Section 12 thereof, as well as warrants issuable upon conversion of the AMT Convertible Note.

             (vv) "WARRANT STOCK" shall mean Common Stock issuable upon exercise of the Warrants in accordance with their terms and any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

             (ww) "WI-LAN" shall mean Wi-LAN, Inc., an Alberta Canada corporation.

         1.2 REQUESTED REGISTRATION.

             (a) REQUEST FOR REGISTRATION. If the Company shall receive from Initiating Holders at any time or times not earlier than the earlier of (i) January 31, 2001 or (ii) three (3)


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months after the effective date of the first registration statement filed by the
Company covering an underwritten offering of any of its securities to the general public, a written request specifying that it is made pursuant to this
Section 1.2 that the Company effect a registration with respect to all or a part of the Registrable Securities having a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, that exceeds $10,000,000, the Company will:

                 (i) promptly give written notice of the proposed registration to all other Holders; and

                 (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is effective.

         The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                      (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                      (B) After the Company has effected three such registrations pursuant to this Section 1.2(a) and such registrations have been declared or ordered effective; further, with respect to the second of such registrations, the Company need take no action pursuant to this Section 1.2 within one year of the date the first has been declared or ordered effective;

                      (C) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration pursuant to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                      (D) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

             (b) Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company


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concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided, that the Company may not defer the filing for a period of more than sixty (60) days after receipt of the request of the Initiating Holders, and, provided further, that (except as provided in clause (C) above) the Company shall not defer its obligation in this manner more than once in any twelve-month period.

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(d) and 1.16 hereof, include other securities of the Company and may include securities of the Company being sold for the account of the Company.

         (c) UNDERWRITING. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to
Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a)(i) above. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein.

         (d) PROCEDURES. If the Company shall request inclusion in any registration pursuant to Section 1.2 of securities being sold for its own account, or if other Holders shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section
1. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) shall be reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.16 hereof. If a Holder who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded pursuant to Section 1.16 shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all Holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn,


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with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.16.

         1.3 COMPANY REGISTRATION.

             (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, the Company will:

                 (i) promptly give to each Holder written notice thereof; and

                 (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from the Company described in clause (i) above is effective. Such written request may specify all or part of a Holder's Registrable Securities.

             (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the holders of other securities of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. The Company shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated as set forth in Section 1.15 or 1.16, as applicable. If any Holder does not agree to the terms of any such underwriting, such Holder shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include


                                       9
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securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.15 or 1.16, as applicable hereof.

         1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.2 hereof shall be borne by the Company, and reasonable fees and expenses of one counsel for the selling shareholders shall also be borne by the Company. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.3 hereof shall be borne by the Company, and reasonable fees and expenses of one counsel for the selling shareholders shall also be borne by the Company. Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 1.5 hereof and reasonable fees and expenses of one counsel for the selling shareholders shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         1.5 REGISTRATION ON FORM S-3.

             (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this
Section 1, the Holders of Registrable Securities shall have the right to request one registration on Form S-3 per annum (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $2,000,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 1.2(b) (but subject to the limitations set forth therein) or (iii) in a given twelve-month period, after the Company has effected two (2) such registration in any such period.

             (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and
(ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall also apply to such registration.

         1.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

             (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day


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

period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

             (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

             (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

             (d) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

             (e) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

             (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

             (g) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, the Company will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

             (h) Furnish, at the request of any Holder, on the date that the Common Stock is delivered to the underwriters for sale in connection with a registration being sold through underwriters, (i) an opinion, if any, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.7 INDEMNIFICATION.

             (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder, applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder (and regarding such Holder) or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

             (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder specifically for inclusion therein; provided, however, that the obligations of such Holder hereunder (i) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld), and (ii) shall be limited in amount to the net proceeds received by such Holder from the sale of shares pursuant to such registration, qualification or compliance.

             (c) Any person entitled to indemnification hereunder (an "Indemnified Party") will (i) give prompt written notice to the party required to provide indemnification (an "Indemnifying Party") of any claim with respect to which it seeks indemnification and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the Indemnifying Party has agreed in writing to pay such fees or expenses, or (y) the Indemnifying Party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (z) in the reasonable judgment of any such person and the Indemnifying Party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the Indemnifying Party with respect to such claims (in which case, if the person notifies the Indemnifying Party in writing that such person elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the Indemnifying Party, the Indemnifying Party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No Indemnifying Party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation without the consent of the Indemnified Party. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7 unless the Indemnifying Party is materially prejudiced thereby. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such additional counsel or counsels. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

             (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations, provided, however, that the amount of contribution by such Indemnifying Party where such Indemnifying Party is a Holder shall be limited to the net proceeds received by such Holder from the sale of shares pursuant to such registration, qualification or compliance. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

             (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

         1.8 INFORMATION BY HOLDER. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 1.

         1.9 LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES. From and after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are not subordinate to the rights of the Holders hereunder or which grant such holder or prospective holder demand registration rights exercisable prior to those of the Holders under Section 1.2 hereof.

         1.10 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

             (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public; and

             (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements.

         1.11 TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities granted to a Holder by the Company pursuant to this Section 1 may be transferred or assigned by a Holder to
(i) any transferee or assignee of not less than 200,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), (ii) any constituent partner or member of a partnership or limited liability company Holder, respectively, (iii) any direct or indirect subsidiary or parent of a corporate Holder, (iv) any person, trust or other entity if beneficial ownership or the power to vote or dispose of the Registrable Securities resides in the same person after the transfer as immediately prior to such transfer or (v) any Holder; provided, however, that the Company is given written notice at the time of or within a reasonable time after such a transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes in a written instrument provided to the Company the obligations of such Holder under this Section 1. For purposes of clause (iv) of the foregoing sentence, where two or more persons share beneficial ownership or power to vote or dispose of Registrable Securities and such persons take as transferees a distributive share equal to all or less than all of the Registrable Securities to which they shared voting or dispositive power prior to the transfer, with respect to each such person beneficial ownership or the power to vote or dispose of the Registrable Securities held by them shall be deemed to reside in the same person as prior to the transfer. In addition, subject to the approval of the Board of Directors in its sole discretion, the right to cause the Company to register Registrable Securities granted to a Holder pursuant to this Section 1 hereof may be assigned or transferred by a Holder to any other transferee who is an affiliated person or entity of a Holder where such transfer is of the type intended to be permitted by this Section 1.11. Any transferee or assignee under the foregoing sentence must assume in a written instrument provided to the Company the obligations of the transferring Holder under this Section 1.

         1.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company and an underwriter of Common Stock (or other securities) of the Company, an Investor shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Investor (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that all officers, directors and 5% shareholders of the Company, who are not parties to this Agreement, enter into similar agreements.

         The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

         1.13 DELAY OF REGISTRATION. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.14 TERMINATION OF REGISTRATION RIGHTS. The right of any Holder to request registration or inclusion in any registration pursuant to this Agreement shall terminate on the date on which all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period.

         1.15 EXCLUSION/ALLOCATION IN AN OFFERING BY THE COMPANY. With respect to an underwritten public offering pursuant to Section 1.3 and related primarily to an offering by the Company for its own account, if the total amount of securities, including Registrable Securities, requested by shareholders to be included in the offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of securities that the underwriters determine in their sole discretion will not jeopardize the offering, in the following order of priority:
(i) first, securities to be offered by the Company for its own account and (ii) second, Registrable Securities held by the Holders requesting inclusion of Registrable Securities in the offering, based on their pro rata portion of all Registrable Securities requested to be included in the offering. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder which is a Holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and shareholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling shareholder," and any pro-rata reduction with respect to such "selling shareholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling shareholder," as defined in this sentence. Notwithstanding the foregoing, in no event shall the amount of securities of selling holders included in such offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering unless such offering is the Company's initial public offering.

         1.16 EXCLUSION/ALLOCATION IN AN OFFERING BY HOLDERS. With respect to an underwritten public offering (i) pursuant to Section 1.2 or 1.5 or (ii) pursuant to Section 1.3 and related primarily to an offering by any person other than the Company for its own account, if the total amount of securities requested to be included in the offering exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then there will be included in the offering only that number of securities that the underwriters determine in their sole discretion will not jeopardize the offering, in the following order of priority: (i) first, Registrable Securities held by the Holders requesting inclusion of Registrable Securities in the offering, based on their pro rata portion of all Registrable Securities requested to be included in the offering; (ii) second, securities to be offered by the Company for its own account; and (iii) third, any securities held by a person who is not a Holder.

                                    SECTION 2

                            COVENANTS OF THE COMPANY

         2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Material Investor:

             (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows, such year-end financial reports to be in reasonable detail, unaudited but prepared in accordance with generally accepted accounting principles;

             (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

             (c) annually as soon as practicable (but in any event at least thirty (30) days prior to the commencement of each fiscal year of the Company) the financial and operating plan of the Company, in such manner and form as approved by the Board of Directors of the Company, which financial and operating plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year.

         2.2 INSPECTION. The Company shall permit each Material Investor, at such Material Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Material Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         2.3 RIGHT OF FIRST REFUSAL. The Company hereby grants to each Material Investor the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 2.3) which the Company may, from time to time, propose to sell and issue. For purposes of applying this Section 2.3, the holdings of a Material Investor shall be deemed to include shares held by entities who are controlled by or are under common control with the Material Investor (a "Material Investor Affiliate"). A Material Investor's pro rata share, for purposes of this right of first refusal, is the ratio of the number of shares of Common Stock owned by such Material Investor, including shares owned by such Material Investor's Affiliate(s), immediately prior to the issuance of New Securities, assuming full conversion of the Preferred Shares and the exercise of all Warrants, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Preferred Shares and the exercise of all Warrants; provided, however, that in the event two or more Material Investors have a common Material Investor Affiliate, the shares owned by any Material Investor Affiliate may only be counted once for purposes of determining pro rata ownership. Each Material Investor shall have a right of over-allotment such that if any Material Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other
Material Investors may purchase the non-purchasing Material Investor's portion on a pro rata basis within five (5) days from the date such non-purchasing Material Investor fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first refusal shall be subject to the following provisions:

             (a) "NEW SECURITIES" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) the Preferred Shares or the Warrants or securities issued upon conversion of the Preferred Shares or the exercise of the Warrants; (ii) Securities issued upon conversion of the AMT Convertible Note; (iii) any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, including, without limitation, the debt instruments between the Company and Silicon Valley Bank, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of the Company except for the warrants to purchase stock from the Company in favor of Silicon Valley Bank with respect to 48,000 shares of Series D Preferred Stock and 20,000 shares of Series E Preferred Stock or securities issued upon exercise thereof; (iv) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or other compensation plan or arrangement approved by the Board of Directors; (iv) securities issued in a firm commitment underwritten public offering pursuant to a registration under the Securities Act provided that such public offering is a Qualified IPO; (v) securities issued as consideration in connection with any stock split, stock dividend or recapitalization of the Company; (vi) securities issued in connection with a merger or acquisition transaction provided, that (1) with respect to securities issued in connection with any such merger or acquisition transaction, subject to subpart (2) below, upon completion of a such merger the relative shareholdings of the Crossroads Parties (including options and other rights to acquire an interest) in the surviving merged company shall be in the same proportion to Wi-LAN's shareholdings in such merged company that the Crossroads Parties' shareholdings (including options and other rights to acquire an interest) were to Wi-LAN's shareholdings in the entity just prior to the merger or acquisition, and (2) the interest of the Crossroads Parties may be increased from that contemplated in subpart (1) above by virtue of the holding of one or more of the Crossroads Parties, prior to the merger or acquisition, of not more than 5% of the equity of the other party to the merger or acquisition and provided, that in the aggregate of all such transactions and the Merger, the relative proportionate interests of the Crossroads Parties to Wi-LAN in any merged entity will not change by more than 20% of their proportionate interests as of the Restructuring Date; (vii) Common Stock issued to a TRW, Inc. pursuant to a License Agreement between the Company and TRW, Inc. dated as of January 14, 2000 and (viii) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (vi) above.

             (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Material Investor written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Material Investor shall have fifteen (15) days after any such notice is effective to notify the Company of its desire to purchase such Material Investor's pro rata share of such New Securities (a "Participating Purchaser") for the price and upon the terms specified in the notice and such Material Investor shall also state the quantity of New Securities to be purchased (and include the proposed terms of financing for such participation if such financing is required); provided, however, that the Material Investor shall not be required to complete the purchase of its pro-rata share of New Securities, if at all, until sixty (60) days after the effectiveness of Company's original notice; provided further, that if, after a good faith effort, the Material Investor is unable to raise the financing necessary to purchase its pro-rata share of the New Securities, such notice shall not be binding on such Material Investor. Upon the expiration of the sixty (60) day period specified in the previous sentence, the Company shall give notice to each Participating Purchaser, specifying the number of New Securities available for over-allotment to Participating Purchasers (the "Over-allotment Securities"). Each Participating Purchaser shall have five (5) business days after any such notice is effective to agree to purchase such Participating Purchaser's pro rata share of the Over-allotment Securities by giving written notice to the Company and stating therein the number of Over-allotment Securities to be purchased.

             (c) In the event the Material Investors fail to exercise fully the right of first refusal within said sixty (60) day period and after the expiration of the five (5) business days allowed for the exercise of the over-allotment provisions of this Section 2.3, the Company shall have ninety
(90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within ninety
(90) days from the date of said agreement) to sell the New Securities respecting which the Material Investors' right of first refusal option set forth in this
Section 2.3 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice to Material Investors pursuant to Section 2.3(b). In the event the Company has not sold within said 90 day period or entered into an agreement to sell the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Material Investors in the manner provided in Section 2.3(b) above.

             (d) The right of first refusal granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act provided that such sale is a Qualified IPO.

             (e) The right of first refusal set forth in this Section 2.3 may not be assigned or transferred, except in a transfer permitted by Section 1.11.

         2.4 TERMINATION OF COVENANTS. The covenants set forth in this Sections
2.1 and 2.2 shall terminate and be of no further force and effect after the time of effectiveness of the Company's first firm commitment underwritten public offering registered under the Securities Act or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall occur first.

                                    SECTION 3

                     RESTRICTIONS ON TRANSFER OF SECURITIES

         3.1 TRANSFER OF SECURITIES. Subject to the provisions of Section 3.2 hereof and subject to the rights granted to Wi-LAN pursuant to that certain Third Amended and Restated Shareholders' Rights Agreement, dated as of June 3, 1998, (a) no Crossroads Investor may sell, assign, pledge or otherwise transfer (a "Transfer") any interest in any Securities held by such Crossroads Investors (the "Crossroads Securities"), either voluntarily or involuntarily, by operation of law or otherwise, except (i) to such Crossroads Investor's Family Members, provided that such Crossroads Investor retains voting control over the transferred Crossroads Securities, (ii) to such Crossroads Investor's Personal Representative, (iii) pursuant to a Third Party Sale subject to the provisions of Sections 3.2 and 3.3 hereof or (iv) pursuant to a Public Sale; provided that, in each case, (A) no Event of Default under (and as defined in) the Series E Purchase Agreement would occur as a result of any such transfer, (B) the restrictions contained in this Section 3 will continue to be applicable to any transferee of Crossroads Securities by any Crossroads Investor pursuant to this
Section 3.1, and (C) the transferee of such Crossroads Securities pursuant to clause (B) above shall have executed and delivered an Instrument of Accession as a condition precedent to the transfer thereof.

         3.2 FIRST RIGHT OF PURCHASE. (a) Subject to the provisions of Section
3.1 hereof, any Crossroads Investor may Transfer any interest in any Crossroads Securities pursuant to a Third Party Sale in accordance with the provisions of this Section 3.2 and Section 3.3. At least 45 days prior to any Third Party Sale, the transferring Crossroads Investor (the "Transferring Shareholder") will deliver a written notice (the "Offer Notice") to the Company and to the Series E Investor Shareholders (the "Non-Transferring Shareholders"). The Offer Notice will disclose in reasonable detail the proposed number of shares of the Crossroads Securities to be transferred, the class or classes of such Crossroads Securities, the proposed price, terms and conditions of the Transfer and the identity of the transferee. The Non-Transferring Shareholders may elect to purchase all (but not less than all) of the Crossroads Securities specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election to the Transferring Shareholder and the Company within 30 days after the delivery of such Offer Notice (the "Shareholder Election Period"). If the Non-Transferring Shareholders elect to purchase all of such Crossroads Securities, the Transfer of the Crossroads Securities will be consummated within 30 days after the expiration of the Shareholder Election Period. If more than one Non-Transferring Shareholder elects to purchase all of the Crossroads Securities to be transferred, each Non-Transferring Shareholder electing to purchase such Crossroads Securities will be entitled to purchase from the Transferring Shareholder a pro rata portion (based upon the respective numbers of shares of Securities then held by such Non-Transferring Shareholders (on a fully-diluted and converted basis)) of the Crossroads Securities proposed to be transferred. If the Non-Transferring Shareholders do not elect to purchase all of the Crossroads Securities being offered, the Transferring Shareholder may, within 90 days after the expiration of the Shareholder Election Period, complete the Third Party Sale of the Crossroads Securities specified in the Offer Notice at a price and on terms no more favorable to the transferees than the price and terms offered to the Non-Transferring Shareholders in the Offer Notice, provided that no such Third Party Sale may be completed except in compliance with Section 3.3 and unless each of such transferees shall have executed and delivered an Instrument of Accession as a condition precedent to the transfer thereof. If the Transferring Shareholder fails to consummate such Third Party Sale within the 90 day period after the expiration of the Shareholder Election Period, any subsequent proposed Transfer of the Crossroads Securities shall be once again subject to the provisions of this
Section 3.2.

         3.3. PARTICIPATION RIGHTS. In the event that the Non-Transferring Shareholders fail to purchase the Crossroads Securities specified in the Offer Notice, any Series E Investor Shareholder may elect to participate in the contemplated Third Party Sale by delivering written notice to the Transferring Shareholder within 15 days after expiration of the Shareholder Election Period. If a Series E Investor Shareholder elects to participate in such Third Party Sale, each of the Transferring Shareholder and the Series E Investor Shareholder(s) will be entitled to sell in the contemplated Third Party Sale, at the same price and on the same terms, a number of shares of Securities proposed to be sold equal to the product of (i) the fraction, the numerator of which is the number of shares of Securities (on a fully-diluted basis) held by such Person, and the denominator of which is the aggregate number of shares of Securities (on a fully-diluted basis) owned by the Transferring Shareholder and the Series E Investor Shareholder(s), MULTIPLIED BY (ii) the number of shares of Securities (on a fully-diluted basis) to be sold in the contemplated Third Party Sale.

         For example, if the notice from the Transferring Shareholder contemplated a sale of 100 shares of Securities by the Transferring Shareholder and the Transferring Shareholder at such time owns 300 shares of Securities, and if a Series E Investor Shareholder elects to participate in such sale and the Series E Investor Shareholder owns 200 shares of Securities (on a fully-diluted basis), such Transferring Shareholder would be entitled to sell 60 shares (300/500 x 100 shares) and the Series E Investor Shareholder would be entitled to sell 40 shares (200/500 x 100 shares).

The Transferring Shareholder will use its best efforts to obtain the agreement of the prospective transferee(s) to the participation of a Series E Investor Shareholder in any contemplated Third Party Sale and will not transfer any of its Securities to the prospective transferee(s) if the prospective transferee(s) declines to allow the participation of the Series E Investor Shareholder(s) on the terms specified herein.

         3.4 TRANSFERS OF SECURITIES IN BREACH OF THIS AGREEMENT. In the event of any Transfer of Existing Investor Securities in breach of this Section 3, commencing immediately upon the date of such attempted Transfer (i) such Transfer shall be void and of no effect, (ii) no dividend of any kind or any distribution pursuant to any liquidation, redemption or otherwise shall be paid by the Company to the purported transferee in respect of such Existing Investor Securities (all such rights to payment by the transferring Shareholder and/or the purported transferee being deemed waived), (iii) the voting rights of such Existing Investor Securities, if any, shall terminate, and (iv) neither the transferring Shareholder nor the purported transferee shall be entitled to exercise any rights with respect to such Existing Investor Securities until such Transfer in breach of this Agreement has been rescinded.

         3.5 TERMINATION. The provisions of this Section 3 shall terminate and be of no further force and effect after the time of effectiveness of the Company's Qualified IPO.

                                    SECTION 4

                               BOARD OF DIRECTORS

         4.1 BOARD OF DIRECTORS; VOTING AGREEMENTS. (a) Subject to adjustment as provided below, in any and all elections of directors of the Company (whether at a meeting or by written consent in lieu of a meeting), each of the undersigned Holders, to the extent that such Holder has voting rights, shall vote, or cause to be voted, or cause such Holder's designees as directors to vote, all Securities, owned by such Holder or over which such Holder has voting control, so as to fix the number of directors of such Company at nine (9), and to nominate and elect four (4) directors of such Company as follows:

             (i) One (1) individual designated by GMN Investors II, L.P., so long as GMN Investors II, L.P. or its Affiliates hold any Securities and thereafter by the Majority Holders;

             (ii) One (1) individual designated by Stratford Equity Partners, L.P., so long as Stratford Equity Partners, L.P. or its Affiliates hold any Securities and thereafter by the Majority Holders;

             (iii) One (1) individual designated by DynaFund, L.P. and DynaFund International, L.P. (together, the "DynaFund Entities") for so long as the DynaFund Entities hold at least 200,000 Common Shares and thereafter by the Majority Holders; and

             (iv) One (1) individual designated by TRW, Inc. for so long as TRW and/or its Affiliates hold at least 2,500,000 Common Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) or securities of the Company which may be converted into at least 2,500,000 Common Shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares); provided, however, that it shall no longer be so entitled upon such time as the holders of Common Shares and securities which may be converted into or exercised for Common Shares on the date hereof no longer hold 51% of the total Common Shares, assuming for all purposes that securities which may be converted into or exercised for Common Shares are fully converted or exercised.

         If an Investor or the Majority Holders with designation rights as set forth immediately above, as applicable, choose not to designate a director or directors of the Company as provided above, the number of directors of such Company shall be reduced accordingly until such time as such Investor or the Majority Holders, as applicable, exercise their rights as provided above, at which time the number of directors of such Company shall be increased accordingly.

         (b) If any vacancy shall occur in the Board of Directors of the Company as a result of death, disability, resignation or any other termination of a director, the replacement for such vacating director shall be designated by the Person or Persons who, pursuant to Section 4.1(a) above, originally designated such vacating director. Each Person or Persons entitled to designate a director or a replacement for a director pursuant to this Section 4 shall also be entitled to designate the removal of such director with or without cause. Each Holder agrees to vote, or to cause to be voted, all voting securities owned by such Holder, or over which such Holder has voting control, in order to comply with this Section 4.1.

         4.2 PROXY. Each undersigned Holder hereby grants to the Company, as applicable, an irrevocable proxy, coupled with an interest, to vote all voting Securities held by such Person to the extent necessary to carry out the provisions of this Section 4 in the event of any breach by such Person of its obligations under the voting agreement contained herein.

         4.3 TERMINATION. The provisions of this Section 4 shall terminate and be of no further force and effect after the time of effectiveness of the Company's Qualified IPO.

                                    SECTION 5

                                ADDITIONAL LEGEND

         So long as any New Investor Securities are subject to the provisions of this Agreement, all certificates or instruments representing New Investor Securities will have imprinted on them the following legend:

         The shares represented by this certificate are subject to the terms of a certain Sixth Amended and Restated Investors' Rights Agreement, dated as of January 14, 2000, among the issuer of this certificate and certain investors. Such Agreement contains certain restrictive provisions relating to the voting and transfer of shares of the stock represented hereby. A copy of such Agreement is on file at the Company's principal offices. Upon written request to the Company's Secretary, a copy of such Agreement will be provided without charge to appropriately interested persons.

                                    SECTION 6

                             TRANSFEREE STOCKHOLDERS

                  The undersigned Holders will not Transfer any Securities to any Person, unless the transferee of such Securities shall have first executed an Instrument of Accession.

                                    SECTION 7

                                    REMEDIES

         The undersigned Holders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any undersigned Holder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect reasonable fees and expenses incurred by the prevailing party in connection with such dispute from the other parties to such dispute.

                                    SECTION 8

                         TERMINATION OF PRIOR AGREEMENT

         The Prior Agreement shall be superseded by this Agreement, shall terminate and shall be of no further force or effect as of the Closing.

                                    SECTION 9

                                  MISCELLANEOUS

         9.1 GOVERNING LAW. This Agreement shall be governed in all respects by and construed in accordance with the laws of the State of California as if entered into by and between California residents exclusively for performance entirely within California.

         9.2 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, including, without limitation, any successor corporation of the Company, following any amalgamation, merger or similar transaction.

         9.3 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least sixty-six percent (66%) of the Registrable Securities, at least fifty-one percent (51%) of the Series E Investor Securities and at least fifty-one percent (51%) of the Series F Preferred Stock and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

         9.4 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be telecopied, sent by nationally-recognized overnight courier or mailed by registered of certified mail (return receipt requested), postage prepaid, or delivered personally addressed by hand or special courier (a) if to an Investor, as indicated on the signature pages hereto, or at such other address as such Investor or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at its headquarters, 19 Davis Drive, Belmont, California 94002, or at such other address as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective (i) if mailed, ten (10) days after mailing and
(ii) if delivered personally or by telecopier, upon delivery, and (iii) in the case of a nationally-recognized overnight courier, two (2) business days after the day when sent.

         9.5 SEPARABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.6 INFORMATION CONFIDENTIAL. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use any information designated as confidential by the Company in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

         9.7 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                                                      Schedule 1

                             INSTRUMENT OF ACCESSION

         The undersigned, ____________________, in order to become the owner or holder of [a warrant/an option to purchase/Securities convertible into] ________ shares of Common Stock (the "Shares") of Wireless, Inc., a California corporation, hereby agrees to become a [New Investor Shareholder/Existing Investor Shareholder/Series E Investor Shareholder] party to that certain Sixth Amended and Restated Investors' Rights Agreement, dated as of _________, 2000 (the "Shareholder Agreement"), a copy of which is attached hereto. The undersigned acknowledges that the Shares constitute shares of [Existing Investor Securities] [New Investor Securities] [Series E Investor Securities] under and as defined in the Shareholder Agreement. This Instrument of Accession shall become a part of such Shareholder Agreement.

         [The undersigned also acknowledges that the Shares constitute Crossroads Securities.]

         Executed as of the date set forth below under the laws of the State of California.

                                   Signature:  --------------------------------

                                   Address:    ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                   Date:       ---------------------------------



Accepted:

WIRELESS, INC.

By: ---------------------------------

Date: -------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.


                               WIRELESS, INC.

                               By:/s/ William J. Palumbo
                                  ----------------------------------------
                                       William J. Palumbo
                                       President


                               WI-LAN INC.

                               By:
                                  ----------------------------------------
                                       Hatam Zaghloul
                                       President and Chief Executive Officer


                               CROSSROADS VENTURE INVESTORS II, L.P.

                               By: CROSSROADS VENTURE CAPITAL LLC
                                   Its General Partner


                               By:/s/ William E. Gibson
                                  ----------------------------------------
                                       William E. Gibson
                                       Manager

                               CROSSROADS VENTURE INVESTORS II, L.P.

                               By: CROSSROADS VENTURE CAPITAL LLC
                                   Its General Partner


                               By:/s/ William E. Gibson
                                  ----------------------------------------
                                       William E. Gibson
                                       Manager





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               GMN INVESTORS II, L.P.

                               By: GMN INVESTORS LLC,
                                   its general partner


                                    By:/s/ David F. Millet
                                       -----------------------------------
                                             David F. Millet
                                             Managing Director

                               STRATFORD EQUITY PARTNERS, L.P.

                               By: STRATFORD CAPITAL GP ASSOCIATES, L.P.,
                                   its general partner

                                   By: STRATFORD CAPITAL CORPORATION,
                                       its general partner


                                       By:/s/ Michael D. Brown
                                          --------------------------------
                                          Name: Michael D. Brown
                                               ---------------------------
                                          Title: Managing Director
                                                --------------------------





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               INVESTORS IN SERIES D PREFERRED STOCK:



                               Adtel Limited Partnership
                               Advent Crown Fund C.V.
                               Global Private Equity II Limited Partnership
                               Golden Gate Development and Investment
                                Limited Partnership
                                  By:  Advent International Limited Partnership,
                                             General Partners
                                  By:  Advent International Corporation,
                                              General Partners
                                  By:  Andrew I. Fillat,
                                            Vice President*

                               *For all of the above.


                                /s/ Andrew I. Fillat
                                ------------------------------------------
                                Andrew I. Fillat

                                Address: 75 State Street
                                         Boston, MA 02109






    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               HMS Hawaii Management Partners

                               By:/s/ William K. Richardson
                                  ----------------------------------------
                               Name: William K. Richardson
                                    --------------------------------------
                               Title: General Partner
                                    --------------------------------------

                               Address: 841 Bishop Street
                                        Davies Pacific Center, Suite 650
                                        841 Bishop Street
                                        Honolulu, HI  96813

                               HMS Hawaii

                               By: /s/ William K. Richardson
                                  ----------------------------------------
                               Name: William K. Richardson
                                    --------------------------------------
                               Title: General Partner
                                     -------------------------------------

                               Address: 841 Bishop Street
                                        Davies Pacific Center, Suite 650
                                        Honolulu, HI  96813




    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Digital Microwave Corporation

                               By: /s/ Carl A. Thomsen
                                  ----------------------------------------
                               Name: Carl A. Thomsen
                                    --------------------------------------
                               Title: SR VP - CFO
                                    --------------------------------------

                               Address: 170 Rose Orchard Way
                                        San Jose, CA  95134






    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                              Alta V Limited Partnership

                              By: Alta V. Management Partners

                              By:
                                  ----------------------------------------
                              Name: Marino R. Polestra
                              Title: General Partner

                              Address: C/O Burr, Egan, Deleage & Co.
                                       One Embarcadero Center, Suite 4050
                                       San Francisco, CA 94111


                              Customs House Partners

                              By:
                                  ----------------------------------------
                              Print Name:
                                         ---------------------------------
                              Title:
                                     -------------------------------------

                              Address: C/O Burr, Egan, Deleage & Co.
                                       One Embarcadero Center, Suite 4050
                                       San Francisco, CA 94111





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               CROSSROADS VENTURE CAPITAL LLC

                               By: /s/ William E. Gibson
                                  ----------------------------------------
                                   William E. Gibson, its Managing Member






    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Dynamics Technology, Inc.

                               By: /s/ Richard D. Whiting
                                  ----------------------------------------
                               Print Name: Richard D. Whiting
                                           -------------------------------
                               Title: Managing Member, DynaFund Ventures, LLC
                                      ------------------------------------
                               Address: 21311 Hawthorne Blvd., Suite 300
                                        Torrance, CA 90503-5602

                               Dynafund, L.P.

                               By: /s/ Richard D. Whiting
                                  ----------------------------------------
                               Print Name: Richard D. Whiting
                                          --------------------------------
                               Title: Managing Member, DynaFund Ventures, LLC
                                     -------------------------------------


                               Dynafund International

                               By:/s/ Richard D. Whiting
                                  ----------------------------------------
                               Print Name: Richard D. Whiting
                                          --------------------------------
                               Title: Managing Member, DynaFund Ventures, LLC
                                       -----------------------------------





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Dougery Ventures, LLC

                               By: /s/ John R. Dougery
                                  ----------------------------------------
                               Printed Name:  John R. Dougery
                               Title:
                                      ------------------------------------

                               Address:  165 Santa Ana Ave.
                                         San Francisco, CA 94127


                               /s/ John R. Dougery
                               -------------------------------------------
                                   John R. Dougery

                               Address:  165 Santa Ana Ave.
                                         San Francisco, CA 94127





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               /s/ John E. Rogers
                               -------------------------------------------
                               John E. or Lois A. Rogers

                               Address: 755 Tonkawa Road
                                        Long Lake, MN  55356


                               /s/ Henry Wilder
                               -------------------------------------------
                               Henry Wilder

                               Address: 3301 Trip Road
                                        Woodside, CA 94062-3631



                               --------------------------------------------
                               Tao Chow

                               Address: 13495 Country Way
                                        Los Altos Hills, CA 94022


                               /s/ Angela Raish
                               -------------------------------------------
                               Angela Raish

                               Address: 1338 Key Drive
                                       -----------------------------------
                                       Alexandria, VA  22302-3410
                                       -----------------------------------

                                       -----------------------------------



    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Ardax Systems, Inc.

                              By: /s/ Aram Gharakhanian
                                  ----------------------------------------
                              Printed Name:  Aram Gharakhanian
                              Title: President
                                    --------------------------------------

                              Address:  906 Center Street
                                        San Carlos, CA 94070





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               /s/ Carol Lefcourt
                               -------------------------------------------
                               Carol Lefcourt






    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Sheridan Ing Partners Hawaii, a Hawaii Limited Partnership

                               By:/s/ Richard K. Ing
                                  ----------------------------------------
                               Name: Richard K. Ing
                                     -------------------------------------
                               Title: Co-Trustee of Sheridan Ing Trust,
                                      Its General Partner
                                      ------------------------------------

                               Address: 841 Bishop Street
                                        Davies Pacific Center, Suite 860
                                        Honolulu, HI  96813





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Aala Produce Inc.

                               By:/s/ Rodney Tamamoto
                                  ----------------------------------------
                               Name: Rodney Tamamoto
                                     -------------------------------------
                               Title: President
                                      ------------------------------------

                               Address: 431 N. Nimitz
                                        Honolulu, HI  96817





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               FMT Limited Partnership
                               By: /s/ Franklin M. Tokioka
                                  ----------------------------------------
                               Name: Franklin M. Tokioka II
                                     -------------------------------------
                               Title: General Partner
                                      ------------------------------------

                               Address: 1022 Bethel Street
                                        Honolulu, HI  96813





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Bali Land Associates

                               By:/s/ Barry Cheng
                                  ----------------------------------------
                               Name:
                                     -------------------------------------
                               Title:
                                      ------------------------------------

                               Address: 1188 Bishop Street
                                        Honolulu, HI  96813





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------
                               Henry L.B. Wilder





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Dougery Ventures, LLC

                               By: /s/ John R. Dougery
                                  ---------------------------------------

                               Printed Name:  John R. Dougery
                               Title:
                                     ------------------------------------


                               Address:  165 Santa Ana Ave.
                                         San Francisco, CA 94127

                               Dougery Revocable Trust, John R. Dougery and
                               Marilyn R. Dougery, Trustees

                               By: /s/ John R. Dougery
                                  ---------------------------------------
                               By: /s/ Marilyn R. Dougery
                                  ---------------------------------------

                               /s/ John R. Dougery
                               -------------------------------------------
                               John R. Dougery Trustee for the
                               Shelley Dougery Trust

                               /s/ John R. Dougery
                               ------------------------------------------
                               John R. Dougery Trustee for the
                               John R. Dougery, Jr. Trust

                               /s/ John R. Dougery
                               -------------------------------------------
                               John R. Dougery Trustee for the
                               Katheryn Ann Dougery Trust

                               /s/ Marilyn R. Dougery
                               ------------------------------------------
                               Marilyn R. Dougery Trustee for the Rolapp Trust

                               /s/ Marilyn R. Dougery
                               ------------------------------------------
                               Marilyn R. Dougery Trustee for the
                               Marylin R. Dougery Trust

                               Address:  165 Santa Ana Ave.
                                         San Francisco, CA 94127





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                             Wi-LAN Inc.

                               By:
                                  ----------------------------------------
                               Name:
                                    --------------------------------------
                               Title:
                                    --------------------------------------

                             Address:
                                      ------------------------------------

                                      ------------------------------------

                                      ------------------------------------




    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------
                               Michael Hone

                               ADVENT INTERNATIONAL CORPORATION

                               By:/s/ Andrew I. Fillat
                                  ----------------------------------------
                                  Andrew I. Fillat
                                  Vice President



    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               HMS Hawaii

                               By:
                                  ----------------------------------------
                               Name:
                                     -------------------------------------
                               Title:
                                      ------------------------------------





    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               /s/ John E. Rogers
                               -------------------------------------------
                                     John E. Rogers






    SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               AMT CAPITAL, LTD.

                               By:  AMT Capital G.P., Inc., its General Partner

                               By:
                                  ----------------------------------------
                                  Peter N. Walmsley
                                  Chairman of the Board






   SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               CROSSROADS VENTURE INVESTORS VII, L.P.

                               By: CROSSROADS VENTURE CAPITAL LLC
                                   Its General Partner

                               By:/s/ William E. Gibson
                                  ----------------------------------------
                                  William E. Gibson
                                  Manager

                               CROSSROADS VENTURE CAPITAL LLC

                               By:/s/ William E. Gibson
                                  ----------------------------------------
                                  William E. Gibson
                                  Manager



                               William E. Gibson and Kahala Ann Trask Gibson Charitable Trust

                               By:/s/ William E. Gibson
                                  ----------------------------------------
                                  William E. Gibson, Trustee





 SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               INVESTORS IN SERIES E PREFERRED STOCK:

                               GMN INVESTORS II, L.P.

                               By: GMN INVESTORS LLC,
                                   its general partner

                                   By: /s/ David F. Millet
                                      ------------------------------------
                                      Name: David F. Millet
                                      Title: Managing Director





 SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               STRATFORD EQUITY PARTNERS, L.P.

                               By:  STRATFORD CAPITAL GP ASSOCIATES, L.P.
                                    its general partner

                                    By: STRATFORD CAPITAL CORPORATION
                                        its general partner

                                        By: /s/ Michael D. Brown
                                           -------------------------------
                                           Name: Michael D. Brown
                                           Title Managing Director





 SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Adtel Limited Partnership

                               Advent Crown II Fund C.V.

                               Global Private Equity II Limited Partnership

                               By: Advent International Limited Partnership,
                                   General Partners

                                   By: Advent International Corporation,
                                       General Partners

                                       By: /s/ Andrew I. Fillat
                                          --------------------------------
                                          Name:  Andrew I. Fillat
                                          Title: Vice President





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

                               CROSSROADS VENTURE INVESTORS, VII, L.P.

                               By: CROSSROADS VENTURE CAPITAL LLC
                                   Its General Partner

                                   By: /s/ William E. Gibson
                                      ----------------------------------------
                                       Name:  William E. Gibson
                                       Title: Managing Member






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

                               Digital Microwave Corporation

                               By: /s/ Carl A. Thomsen
                                  ----------------------------------------
                                  Name:  Carl A. Thomsen
                                       -----------------------------------
                                  Title: SR VP - CFO
                                        ----------------------------------





 SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               Dougery Ventures, LLC

                               By: /s/ John R. Dougery
                                  ----------------------------------------
                                  Name:  John R. Dougery
                                        ----------------------------------

                                  Title:
                                        ----------------------------------

                               Marilyn Rolapp Dougery, Trustee

                               By:  /s/ Marilyn Rolapp Dougery
                                  ----------------------------------------

                               Dougery Revocable Trust

                               By:  /s/ John R. Dougery
                                  ----------------------------------------
                               By:  /s/ Marilyn R. Dougery
                                  ----------------------------------------


                               Rolapp Trust
                               By: /s/ Marilyn R. Dougery
                                  ----------------------------------------

                                   /s/ John R. Dougery
                               -------------------------------------------
                               John R. Dougery Trustee for the
                               Shelley Dougery Trust

                                   /s/ John R. Dougery
                               ------------------------------------------
                               John R. Dougery Trustee for the
                               John R. Dougery, Jr. Trust

                                   /s/ John R. Dougery
                               -------------------------------------------
                               John R. Dougery Trustee for the
                               Katheryn Ann Dougery Trust





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

                               HMS Hawaii

                               By: /s/ William K. Richardson
                                  ----------------------------------------
                                  Name: William K. Richardson
                                       -----------------------------------
                                  Title: General Partner of HMS Hawaii
                                         Management Partners, the
                                         General Partner of HMS Hawaii
                                        ----------------------------------





SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                               -------------------------------------------
                               John Rogers




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

                               /s/ Henry Wilder
                               -------------------------------------------
                               Henry Wilder





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

                               /s/ Bill Palumbo
                               -------------------------------------------
                               Bill Palumbo





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


                               Adtel Limited Partnership
                               Advent Crown Fund C.V.
                               Global Private Equity II Limited Partnership
                               Golden Gate Development and Investment
                                Limited Partnership
                                  By:  Advent International Limited Partnership,
                                             General Partners
                                  By:  Advent International Corporation,
                                             General Partners
                                  By:  Andrew I. Fillat,
                                             Vice President*

                               Advent International Investors II Limited
                               Partnership

                                   By:  Advent International Corporation,
                                             General Partner
                                   By:  Andrew I. Fillat,
                                             Vice President*

                               *For all of the above.



                               /s/ Andrew I. Fillat
                               -------------------------------------------
                                Andrew I. Fillat





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

                               HMS (Overseas) Partners



                               By: /s/ Richard G. Grey
                                  ----------------------------------------
                               Print Name: Richard G. Grey
                                          --------------------------------
                               Title:   General Partners
                                        ----------------------------------

                               HMS Capital Partners (Annex)



                               By: /s/ Richard G. Grey
                                  ----------------------------------------
                               Print Name: Richard G. Grey
                                           -------------------------------
                               Title:   General Partner
                                        ----------------------------------

                               HMS Capital Partners



                               By: /s/ Richard G. Grey
                                  ----------------------------------------
                               Print Name: Richard G. Grey
                                           -------------------------------
                               Title:   General Partner
                                        ----------------------------------

                               HMS Group

                               By: /s/ Richard G. Grey
                                  ----------------------------------------
                               Name:   Richard G. Grey
                                       -----------------------------------
                               Title:   General Partner
                                        ----------------------------------





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

                               Alta V Limited Partnership
                               By: Alta V. Management Partners


                               By: /s/ illegible
                                  ----------------------------------------
                               Title:  General Partner


                               Customs House Partners

                               By: /s/ Elaine Walker
                                  ----------------------------------------
                               Print Name: Elaine Walker
                                          --------------------------------
                               Title: Under Power of Attorney
                                      ------------------------------------





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

                               MVP Investors L.P.



                               By: /s/ Michael F. Schiavo
                                  ----------------------------------------
                               Print Name: Michael F. Schiavo
                                          --------------------------------
                               Title: General Partner
                                      ------------------------------------

                               Address: MVP Ventures
                                        ----------------------------------
                                        288 Littleton Rd., Suite 25
                                        ----------------------------------
                                        Westford, MA 01886
                                        ----------------------------------

                               Telephone: 978-392-8490
                                         ---------------------------------

                               Facsimile: 978-392-9465
                                         ---------------------------------



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

                              Chestnut Capital International III, L.P.
                                 By: MVP Capital Limited Partnership,
                                     Investment General Partner

                              By: /s/ Michael F. Schiavo
                                 -----------------------------------------
                                       Michael F. Schiavo
                                       General Partner

                               Late Stage Fund 1990, L.P.
                                   By: MVP Capital Limited Partnership,
                                       Investment General Partner

                               By: /s/ Michael F. Schiavo
                                 -----------------------------------------
                                       Michael F. Schiavo
                                       General Partner





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

                               Michael Hone, TTEE Mchone Inc. Prft Shrg Pl.


                               By:
                                  ----------------------------------------
                               Print Name:
                                          --------------------------------
                               Title:
                                      ------------------------------------

                               Address:
                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------

                               Telephone:
                                         ---------------------------------
                               Facsimile:
                                         ---------------------------------





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

                               INVESTORS IN SERIES F PREFERRED STOCK

                               TRW, Inc.

                               Signature: /s/ Donald C. Winter
                                         ---------------------------------
                               Print Name: Donald C. Winter
                                          --------------------------------
                               Title:   Executive Vice President
                                     -------------------------------------
                               Address: 12011 Sunset Hill Road
                                       -----------------------------------
                                        Reston, VA 20190
                                       -----------------------------------

                               CECAP Wireless Group, LLC

                               Signature: /s/ John C. Maxwell, III
                                         ---------------------------------
                               Print Name: John C. Maxwell, III
                                          --------------------------------
                               Title:   Managing Director
                                     -------------------------------------
                               Address: 375 Park Avenue, Suite 1604
                                       -----------------------------------
                                        New York, NY  10152
                                       -----------------------------------



SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT